Exhibit 99.1

CarGurus Announces First Quarter 2024 Results

1Q’24 Marketplace Revenue and QARSD growth accelerated further to 12% YoY and 14% YoY, respectively

1Q’24 Consolidated Net Income of $21.3 million, up 80% YoY; 1Q’24 Non-GAAP Adjusted EBITDA of $50.4 million, up 24% YoY

Repurchased $81.1 million worth of shares in 1Q’24, representing 3.3% of our outstanding capital

CAMBRIDGE, Mass., May 9, 2024 — CarGurus, Inc. (Nasdaq: CARG), the No. 1 visited digital auto platform for shopping, buying, and selling new and used vehicles1, today announced financial results for the first quarter ended March 31, 2024.

“We are pleased with our first quarter results, as we achieved sustained marketplace revenue acceleration, driven by double-digit QARSD growth and an increase in the number of paying dealers,” said Jason Trevisan, Chief Executive Officer at CarGurus. “In our Digital Wholesale business, we continued to focus on rebuilding our operations while optimizing our go-to-market strategy and product-market fit. Across our business, we continued to deepen our connections with consumers and strengthen our partnership with dealers, becoming increasingly embedded in their daily workflow and making our services more valuable.”

First Quarter Financial Highlights

	Three Months Ended
	March 31, 2024
	Results (in millions)	Variance from Prior Year
Revenue
Marketplace Revenue	$187.2	12%
Wholesale Revenue	16.1	(36)%
Product Revenue	12.5	(69)%
Total Revenue	$215.8	(7)%

Gross Profit	$175.0	13%
% Margin	81%	1426 bps
Operating Expenses	$148.7	6%
GAAP Consolidated Net Income	$21.3	80%

Non-GAAP Consolidated Adjusted EBITDA (1)	$50.4	24%
% Margin (1)	23%	577 bps

Cash and Cash Equivalents at period end	$246.3	(21)%

(1)
For more information regarding our use of non-GAAP Consolidated Adjusted EBITDA and other non-GAAP financial measures, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

	Three Months Ended
	March 31, 2024
	Results	Variance from Prior Year
Key Performance Indicators (1)
U.S. Paying Dealers (2)	24,419	0%
International Paying Dealers (2)	6,756	(2)%
Total Paying Dealers (2)	31,175	(0)%

U.S. QARSD (2)	$6,702	13%
International QARSD (2)	$1,882	21%
Consolidated QARSD (2)	$5,664	14%

Transactions	10,302	(41)%

U.S. Average Monthly Unique Users (in millions) (3)	34.0	6%
U.S. Average Monthly Sessions (in millions) (3)	88.3	5%

International Average Monthly Unique Users (in millions) (3)	8.6	19%
International Average Monthly Sessions (in millions) (3)	19.7	18%

Segment Reporting
U.S. Marketplace Segment Revenue (in millions)	$173.0	11%
U.S. Marketplace Segment Operating Income (in millions)	$34.2	29%
Digital Wholesale Segment Revenue (in millions)	$28.6	(56)%
Digital Wholesale Segment Operating Loss (in millions)	$(10.3)	(8)%

(1)
For more information regarding our use of Key Performance Indicators, please see the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.
(2)
Metrics presented as of March 31, 2024.
(3)
CarOffer website is excluded from the metrics presented for users and sessions.

Second Quarter 2024 Guidance

The table below provides CarGurus’ guidance, which is based on recent market trends, industry conditions, and management’s expectations and assumptions as of today.

Guidance Metrics	Values
Total Revenue	$202 million to $222 million
Marketplace Revenue	$189 million to $194 million
Non-GAAP Consolidated Adjusted EBITDA	$47 million to $55 million
Non-GAAP EPS	$0.29 to $0.34

The second quarter 2024 non-GAAP EPS calculation assumes 105.5 million diluted weighted-average common shares outstanding.

The assumptions that are built into guidance for the second quarter 2024 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market trends and industry conditions. Guidance for the second quarter 2024 excludes macro-level industry issues that result in dealers and consumers materially changing their recent market trends or that cause us to enact measures to assist dealers. Guidance also excludes any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its guidance of non-GAAP consolidated adjusted EBITDA to GAAP consolidated net income or non-GAAP EPS to GAAP EPS because reconciling items between such GAAP and non-GAAP financial measures, which include, as applicable, stock-based compensation, amortization of intangible assets, impairment of long-lived assets, depreciation expenses, non-intangible amortization, transaction-related expenses, other income, net, the provision for income taxes, and income tax effects, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation, and number of future employee equity awards and the uncertainty relating to the timing, frequency, and effect of acquisitions and the significance of the resulting transaction-related expenses, and therefore cannot be determined without unreasonable effort.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its first quarter 2024 financial results and business outlook at 5:00 p.m. Eastern Time today, May 9, 2024. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 9:00 p.m. Eastern Time today, May 9, 2024, until 11:59 p.m. Eastern Time on May 23, 2024, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13745030. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

About CarGurus

CarGurus (Nasdaq: CARG) is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform. The CarGurus platform gives consumers the confidence to purchase and/or sell a vehicle either online or in person, and it gives dealerships the power to accurately price, effectively market, instantly acquire, and quickly sell vehicles, all with a nationwide reach. The Company uses proprietary technology, search algorithms, and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience. CarGurus is the most visited automotive shopping site in the U.S.1

1Source: Similarweb: Traffic Report, Q1 2024, U.S.

CarGurus also operates online marketplaces under the CarGurus brand in Canada and the U.K. In the U.S. and the U.K., CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

To learn more about CarGurus, visit www.cargurus.com, and for more information about CarOffer, visit www.caroffer.com.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All other product names, trademarks and registered trademarks are property of their respective owners.

© 2024 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. Other than statements of historical facts, all statements contained in this press release, including statements regarding our future financial and business performance for the second quarter 2024; our business and growth strategy and our plans to execute on our growth strategy; our ability to grow our business profitably and efficiently; our expectation that we will continue to invest in growth initiatives; our ability to quickly make transformations necessary for our business to achieve long-term goals; and the impact of macro-level issues on our industry, business, and financial results, are forward-looking statements. The words “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “guide,” “guidance,” “intend,” “may,” “might,” “plan,” “potential,” “predicts,” “projects,” “seeks,” “should,” “target,” “will,” “would,” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. You should not rely upon forward-looking statements as predictions of future events.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including risks related to our growth and our ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith; increased inflation and interest rates, global supply chain challenges, and other macroeconomic issues; the material weakness identified in our internal controls over financial reporting; changes in our key personnel; natural disasters, epidemics, or pandemics; and our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the U.S. Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Kirndeep Singh

Vice President, Head of Investor Relations

investors@cargurus.com

Media Contact:

Maggie Meluzio

Director, Public Relations and External Communications

pr@cargurus.com

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of March 31, 2024	As of December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$246,342	$291,363
Short-term investments	—	20,724
Accounts receivable, net of allowance for doubtful accounts of $610 and $610, respectively	44,298	39,963
Inventory	391	331
Prepaid expenses, prepaid income taxes and other current assets	18,893	25,152
Deferred contract costs	11,106	11,095
Restricted cash	2,786	2,563
Total current assets	323,816	391,191
Property and equipment, net	108,143	83,370
Intangible assets, net	21,131	23,056
Goodwill	157,566	157,898
Operating lease right-of-use assets	153,711	169,682
Deferred tax assets	82,392	73,356
Deferred contract costs, net of current portion	13,015	12,998
Other non-current assets	11,029	7,376
Total assets	$870,803	$918,927
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable	$46,471	$47,854
Accrued expenses, accrued income taxes and other current liabilities	38,353	33,718
Deferred revenue	21,432	21,322
Operating lease liabilities	10,063	12,284
Total current liabilities	116,319	115,178
Operating lease liabilities	181,052	182,106
Deferred tax liabilities	42	58
Other non–current liabilities	5,028	4,733
Total liabilities	302,441	302,075
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 89,075,845 and 92,175,243 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	89	92
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 15,999,173 and 15,999,173 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	16	16
Additional paid-in capital	194,309	263,498
Retained earnings	375,448	354,147
Accumulated other comprehensive loss	(1,500)	(901)
Total stockholders’ equity	568,362	616,852
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$870,803	$918,927

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2024	2023
Revenue
Marketplace	$187,219	$167,127
Wholesale	16,125	25,186
Product	12,452	39,650
Total revenue	215,796	231,963
Cost of revenue (1)
Marketplace	14,385	15,533
Wholesale	14,224	22,068
Product	12,226	39,382
Total cost of revenue	40,835	76,983
Gross profit	174,961	154,980
Operating expenses:
Sales and marketing	82,274	75,577
Product, technology, and development	35,545	36,607
General and administrative	28,066	24,919
Depreciation and amortization	2,792	3,818
Total operating expenses	148,677	140,921
Income from operations	26,284	14,059
Other income, net:
Interest income	3,906	3,743
Other (expense) income, net	(505)	595
Total other income, net	3,401	4,338
Income before income taxes	29,685	18,397
Provision for income taxes	8,384	6,531
Consolidated net income	21,301	11,866
Net loss attributable to redeemable noncontrolling interest	—	(4,266)
Net income attributable to common stockholders	21,301	16,132
Net income per share attributable to common stockholders:
Basic	$0.20	$0.14
Diluted	$0.20	$0.10
Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders:
Basic	107,174,812	115,358,475
Diluted	108,632,159	115,915,737
(1)
Includes depreciation and amortization expense for the three months ended March 31, 2024 and 2023 of $4,689 and $7,758, respectively.

Unaudited Segment Revenue

(in thousands)

	Three Months Ended
	March 31,
	2024	2023
Segment Revenue:
U.S. Marketplace	$172,988	$155,621
Digital Wholesale	28,577	64,836
Other	14,231	11,506
Total	$215,796	$231,963

Unaudited Segment (Loss) Income from Operations

(in thousands)

	Three Months Ended
	March 31,
	2024	2023
Segment Income (Loss) from Operations:
U.S. Marketplace	$34,217	$26,539
Digital Wholesale	(10,340)	(11,225)
Other	2,407	(1,255)
Total	$26,284	$14,059

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	March 31,
	2024	2023
Operating Activities
Consolidated net income	$21,301	$11,866
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	7,481	11,576
Gain on sale of property and equipment	—	(460)
Currency loss (gain) on foreign denominated transactions	384	(198)
Deferred taxes	(9,052)	(11,921)
Provision (Recoveries) for doubtful accounts	290	(300)
Stock-based compensation expense	15,822	14,904
Amortization of deferred financing costs	129	129
Amortization of deferred contract costs	3,258	2,737
Impairment of long-lived assets	—	175
Changes in operating assets and liabilities:
Accounts receivable	(4,182)	6,858
Inventory	(319)	3,645
Prepaid expenses, prepaid income taxes, and other assets	5,974	4,652
Deferred contract costs	(3,326)	(5,138)
Accounts payable	707	10,268
Accrued expenses, accrued income taxes, and other liabilities	681	4,542
Deferred revenue	120	8,557
Lease obligations	12,696	4,453
Net cash provided by operating activities	51,964	66,345
Investing Activities
Purchases of property and equipment	(28,665)	(2,398)
Capitalization of website development costs	(5,465)	(3,489)
Purchases of short-term investments	(494)	—
Sale of short-term investments	21,218	—
Advance payments to customers, net of collections	259	—
Net cash used in investing activities	(13,147)	(5,887)
Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	11	19
Payment of withholding taxes on net share settlements of restricted stock units	(5,115)	(2,066)
Repurchases of common stock	(77,442)	(69,024)
Payment of finance lease obligations	(18)	(17)
Payment of tax distributions to redeemable noncontrolling interest holders	—	(28)
Change in gross advance payments received from third-party transaction processor	(474)	(2,122)
Net cash used in financing activities	(83,038)	(73,238)
Impact of foreign currency on cash, cash equivalents, and restricted cash	(577)	329
Net decrease in cash, cash equivalents, and restricted cash	(44,798)	(12,451)
Cash, cash equivalents, and restricted cash at beginning of period	293,926	484,132
Cash, cash equivalents, and restricted cash at end of period	$249,128	$471,681

Unaudited Reconciliation of GAAP Consolidated Net Income to Non-GAAP Consolidated Net Income and Non-GAAP Net Income Attributable to Common Stockholders

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023
GAAP consolidated net income	$21,301	$11,866
Stock-based compensation expense	15,822	14,977
Amortization of intangible assets	1,882	7,534
Transaction-related expenses	811	—
Income tax effects and adjustments	(5,018)	(5,366)
Non-GAAP consolidated net income	$34,798	$29,011
Non-GAAP net loss attributable to redeemable noncontrolling interest	—	(1,271)
Non-GAAP net income attributable to common stockholders	$34,798	$30,282
Non-GAAP net income per share attributable to common stockholders:
Basic	$0.32	$0.26
Diluted	$0.32	$0.26
Shares used in Non-GAAP per share calculations
Basic	107,175	115,358
Diluted	108,632	115,916

Unaudited Reconciliation of GAAP Net Loss Attributable to Redeemable Noncontrolling Interest to Non-GAAP Net Loss Attributable to Redeemable Noncontrolling Interest
(in thousands)

	Three Months Ended
	March 31,
	2024	2023
GAAP net loss attributable to redeemable noncontrolling interest	$—	$(4,266)
Stock-based compensation expense(1)	—	221
Amortization of intangible assets(1)	—	2,774
Non-GAAP net loss attributable to redeemable noncontrolling interest	$—	$(1,271)
(1)
These exclusions are adjusted to reflect the noncontrolling interest of 38% for the period prior to our acquisition of the remaining minority equity interests in CarOffer, LLC in December 2023 (the "2023 CarOffer Transaction").

Unaudited Reconciliation of GAAP Consolidated Net Income to Non-GAAP Consolidated Adjusted EBITDA and Non-GAAP Adjusted EBITDA

(in thousands)

	Three Months Ended
	March 31,
	2024	2023
GAAP consolidated net income	$21,301	$11,866
Depreciation and amortization	7,481	11,576
Impairment of long-lived assets	—	175
Stock-based compensation expense	15,822	14,977
Transaction-related expenses	811	—
Other income, net	(3,401)	(4,338)
Provision for income taxes	8,384	6,531
Non-GAAP consolidated adjusted EBITDA	50,398	40,787
Non-GAAP adjusted EBITDA attributable to redeemable noncontrolling interest	—	(677)
Non-GAAP adjusted EBITDA	$50,398	$41,464

Non-GAAP consolidated adjusted EBITDA margin	23%	18%

Unaudited Reconciliation of GAAP Net Loss Attributable to Redeemable Noncontrolling Interest to Non-GAAP Adjusted EBITDA Attributable to Redeemable Noncontrolling Interest
(in thousands)

	Three Months Ended
	March 31,
	2024	2023
GAAP net loss attributable to redeemable noncontrolling interest	$—	$(4,266)
Depreciation and amortization (1)	—	2,948
Impairment of long-lived assets (1)	—	67
Stock-based compensation expense (1)	—	221
Other expense, net (1)	—	348
Provision for income taxes (1)	—	5
Non-GAAP adjusted EBITDA attributable to redeemable noncontrolling interest	$—	$(677)
(1)
These exclusions are adjusted to reflect the noncontrolling interest of 38% for the period prior to the 2023 CarOffer Transaction.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended
	March 31,
	2024	2023
Revenue	$215,796	$231,963
Cost of revenue	40,835	76,983
GAAP gross profit	174,961	154,980
Stock-based compensation expense included in Cost of revenue	231	143
Amortization of intangible assets included in Cost of revenue	875	5,266
Transaction-related expenses included in Cost of revenue	92	—
Non-GAAP gross profit	$176,159	$160,389

GAAP gross profit margin	81%	67%
Non-GAAP gross profit margin	82%	69%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended
	March 31,
	2024					2023
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Transaction-related expenses	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Transaction-related expenses	Non-GAAP expense
Cost of revenue	$40,835	$(231)	$(875)	$(92)	$39,637	$76,983	$(143)	$(5,266)	$—	$71,574
Sales and marketing	82,274	(2,874)	—	(394)	79,006	75,577	(3,084)	—	—	72,493
Product, technology, and development	35,545	(5,977)	—	(1)	29,567	36,607	(6,289)	—	—	30,318
General and administrative	28,066	(6,740)	—	(324)	21,002	24,919	(5,461)	—	—	19,458
Depreciation & amortization	2,792	—	(1,007)	—	1,785	3,818	—	(2,268)	—	1,550
Operating expenses(1)	$148,677	$(15,591)	$(1,007)	$(719)	$131,360	$140,921	$(14,834)	$(2,268)	$—	$123,819
Total cost of revenue and operating expenses	$189,512	$(15,822)	$(1,882)	$(811)	$170,997	$217,904	$(14,977)	$(7,534)	$—	$195,393
(1)
Operating expenses include sales and marketing, product, technology, and development, general and administrative, and depreciation & amortization.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended
	March 31,
	2024	2023
GAAP net cash and cash equivalents provided by operating activities	$51,964	$66,345
Purchases of property and equipment	(28,665)	(2,398)
Capitalization of website development costs	(5,465)	(3,489)
Non-GAAP free cash flow	$17,834	$60,458

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the U.S. ("GAAP"), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation, and number of future employee equity awards and the uncertainty relating to the timing, frequency, and effect of acquisitions and the significance of the resulting transaction-related expenses, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We monitor operating measures of certain non-GAAP items including non-GAAP gross profit, non-GAAP gross margin, non-GAAP expense, non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders. These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of intangible assets, and transaction related-expenses. Non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders also exclude certain income tax effects and adjustments. Non-GAAP net income attributable to common stockholders and non-GAAP net income per share attributable to common stockholders also exclude non-GAAP net loss attributable to redeemable noncontrolling interest. We define non-GAAP net loss attributable to redeemable noncontrolling interest as net loss attributable to redeemable noncontrolling interest, adjusted to exclude: stock-based compensation expense and amortization of intangible assets. These exclusions are adjusted for redeemable noncontrolling interest, as applicable. Our calculations of non-GAAP net income per share attributable to common stockholders utilize applicable GAAP share counts as included in the accompanying financial statement tables included in this press release. In addition, we evaluate our non-GAAP gross profit in relation to our revenue. We refer to this as non-GAAP gross profit margin and define it as non-GAAP gross profit divided by total revenue. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

We define Consolidated Adjusted EBITDA as consolidated net income, adjusted to exclude: depreciation and amortization, impairment of long-lived assets, stock‑based compensation expense, transaction-related expenses, other income, net, and provision for income taxes. We define Adjusted EBITDA as Consolidated Adjusted EBITDA adjusted to exclude Adjusted EBITDA attributable to redeemable noncontrolling interest. We define Adjusted EBITDA attributable to redeemable noncontrolling interest as net loss attributable to redeemable noncontrolling interest, adjusted to exclude: depreciation and amortization, impairment of long-lived assets, stock‑based compensation expense, other expense, net, and provision for income taxes. These exclusions are adjusted for redeemable noncontrolling interest of 38% by taking the noncontrolling interest's full financial results and multiplying each line item in the reconciliation by 38%. We note that we use 38%, versus 49%, to allocate the share of loss because it represents the portion attributable to the redeemable noncontrolling interest. The 38% is exclusive of CO Incentive Units, Subject Units, and 2021 Incentive Units (as each term is defined in Note 2 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission on February 26, 2024), which are liability-classified awards that do not participate in the share of loss. Adjusted EBITDA attributable to redeemable noncontrolling interest is reflective of the 2023 CarOffer Transaction. Following the 2023 CarOffer Transaction, there was no redeemable noncontrolling interest as of December 1, 2023, and as a result, Consolidated Adjusted EBITDA is equivalent to Adjusted EBITDA for the three months ended March 31, 2024.

In addition, we evaluate our Adjusted EBITDA in relation to our revenue. We refer to this as Adjusted EBITDA margin and define it as Adjusted EBITDA divided by total revenue.

We have presented Consolidated Adjusted EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Consolidated Adjusted EBITDA, Adjusted EBITDA and Adjusted EBITDA margin can produce a useful measure for period‑to‑period comparisons of our business. We have presented Adjusted EBITDA attributable to redeemable noncontrolling interest because it is used by our management to reconcile Consolidated Adjusted EBITDA to Adjusted EBITDA. It represents the portion of Consolidated Adjusted EBITDA that is attributable to our redeemable noncontrolling interest. Adjusted EBITDA attributable to redeemable noncontrolling interest is not intended to be reviewed on its own.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of our financial performance that represents the cash that we are able to generate after expenditures required to maintain or expand our asset base.

We define a paying dealer as a dealer account with an active, paid marketplace subscription at the end of a defined period. The number of paying dealers we have is important to us and we believe it provides valuable information to investors because it is indicative of the value proposition of our marketplace products, as well as our sales and marketing success and opportunity, including our ability to retain paying dealers and develop new dealer relationships.

We define QARSD, which is measured at the end of a fiscal quarter, as the marketplace revenue primarily from subscriptions to our Listings packages, Real-time Performance Marketing, our digital advertising suite, and other digital add-on products during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two. This information is important to us, and we believe it provides useful information to investors, because we believe that our ability to grow QARSD is an indicator of the value proposition of our products and the return on investment that our paying dealers realize from our products. In addition, increases in QARSD, which we believe reflect the value of exposure to our engaged audience in relation to subscription cost, are driven in part by our ability to grow the volume of connections to our users and the quality of those connections, which result in increased opportunity to upsell package levels and cross-sell additional products to our paying dealers.

For each of our websites (excluding the CarOffer website), we define a monthly unique user as an individual who has visited any such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users of each of our websites in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses any of our websites during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user. If an individual uses multiple browsers on a single device and/or clears their cookies and returns to our website within a calendar month, each such visit is counted as a separate unique user. We view our average monthly unique users as a key indicator of the quality of our user experience, the effectiveness of our advertising and traffic acquisition, and the strength of our brand awareness. Measuring unique users is important to us and we believe it provides useful information to our investors because our marketplace revenue depends, in part, on our ability to provide dealers with connections to our users and exposure to our marketplace audience. We define connections as interactions between consumers and dealers on our marketplace through phone calls, email, managed text and chat, and clicks to access the dealer’s website or map directions to the dealership.

We define monthly sessions as the number of distinct visits to our websites (excluding the CarOffer website) that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our U.S. and Canada websites, other than the Autolist website, (ii) Pacific Time for the Autolist website, and (iii) Greenwich Mean Time for our U.K. websites. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer. We believe that measuring the volume of sessions in a time period, when considered in conjunction with the number of unique users in that time period, is an important indicator to us of consumer satisfaction and engagement with our marketplace, and we believe it provides useful information to our investors because the more satisfied and engaged consumers we have, the more valuable our service is to dealers.

We define Transactions within the Digital Wholesale segment as the number of vehicles processed from car dealers, consumers, and other marketplaces through the CarOffer website within the applicable period. Transactions consists of each unique vehicle (based on vehicle identification number) that reaches "sold and invoiced" status on the CarOffer website within the applicable period, including vehicles sold to car dealers, vehicles sold at third-party auctions, vehicles ultimately sold to a different buyer, and vehicles that are returned to their owners without completion of a sale transaction. We exclude vehicles processed within CarOffer's intra-group trading solution (Group Trade) from the definition of Transactions, and we only count any unique vehicle once even if it reaches sold status multiple times. Digital Wholesale includes Dealer-to-Dealer transactions and IMCO transactions. We view Transactions as a key business metric, and we believe it provides useful information to investors, because it provides insight into growth and revenue for the Digital Wholesale segment. Transactions drive a significant portion of Digital Wholesale segment revenue. We believe growth in Transactions demonstrates consumer and dealer utilization and our market share penetration in the Digital Wholesale segment.